Exhibit 10.14

SETTLEMENT AGREEMENT

This Settlement Agreement (the "Agreement") is made and entered into this 17th day of February 2012, by and between World Electric Supply Inc. ("World Electric") and Wells Fund XIV-3675 Kennesaw Parkway, LLC ("Wells") [collectively referred to as the "Parties"].
WHEREAS a dispute has arisen between the Parties regarding a lease agreement dated July 14, 2005 (the "Lease"), pursuant to which World Electric leased property owned by Wells and located at 3675 Kennesaw 75 Parkway, Kennesaw, Georgia, 30144 (the "Property");
WHEREAS the parties asserted claims and counterclaims related to the Lease in an action styled World Electric Supply Inc. v. Wells Fund XIV-3675 Kennesaw Parkway, LLC,
No. 2010CV194894, in the Superior Court of Fulton County (the "Litigation");
WHEREAS on October 5, 2011, the Court entered an Order and Final Judgment in favor of Wells and against World Electric in the principal amount of $802,211.11, and World Electric filed a notice of appeal;
WHEREAS, in its continued efforts to mitigate its damages, Wells is currently under contract to sell the Property to an unrelated third party buyer; and
WHEREAS, the Parties desire to settle, compromise, and resolve their dispute, including, but not limited to, all claims that have been or could have been asserted in the Litigation;
NOW, THEREFORE, in consideration of the promises, covenants, and other terms set forth and referred to herein, the Parties hereby agree as follows:
Section 1. Contingency of Settlement.
The Parties agree that this Agreement and the obligations of the Parties set forth herein are contingent on the closing of the sale of the Property. The closing is currently scheduled for February 24, 2012. Wells will notify World Electric if the closing is rescheduled, and Wells will notify World Electric when the closing is successfully completed, thus triggering the Parties' obligations under Sections 3-12 of this Agreement. The date of the closing of the sale of the Property shall be the "Effective Date" of this Agreement. In the event that the closing does not occur, Wells reserves the unilateral right to cancel this Agreement, and upon such cancellation, (a) this Agreement shall be of no further force and effect, and (b) the Parties shall be restored to their respective positions as existed prior to the execution of this Agreement.

Section 2. Settlement Payment.
(a)     No later than five (5) business days after the Parties' execution of this Agreement, World Electric shall deliver payment in the amount of Five Hundred Twenty-Five Thousand and 00/100 Dollars ($525,000.00) (the "Settlement Payment") in accordance with wire instructions provided by Wells' counsel to World Electric's counsel.
(b)    The Settlement Payment will be held in trust by Wells' counsel until the closing of the sale of the Property. If the closing is successful, and upon the Effective Date of this Agreement, the Settlement Payment shall be released to Wells, and World Electric will have no further interest in the funds. However, if the closing does not occur and Wells cancels this Agreement pursuant to Section 1 above, then the Settlement Payment shall be refunded to World Electric, and Wells will have no further interest in the funds.
Section 3. Termination of the Lease.
On the date of and simultaneously with the closing of the sale of the Property (the Effective Date of this Agreement), as set forth in Section 1 above, the Lease shall be terminated, effective immediately. Written notice requirements under the Lease are hereby waived, and both Parties' obligations under the Lease are thereafter terminated, except for any obligations that survive the termination of the Lease, specifically, World Electric's obligations set forth in Paragraph 16 of the Lease and Special Stipulation VI of Exhibit E to the Lease.
Section 4. Dismissal of the Action.
Within five (5) business days after the Effective Date of this Agreement, the Parties shall cause their attorneys to execute and file with the Court a Stipulation of Dismissal With Prejudice in the form attached hereto as Exhibit "A," which dismisses with prejudice all claims and counterclaims in the Litigation.
Section 5. Mutual Release.
(a)     Upon the Effective Date of this Agreement, World Electric, on behalf of itself and its parents, subsidiaries, and affiliates, hereby releases, acquits, and forever discharges Wells and each and every past and present employee, representative, attorney, agent, insurer, parent, subsidiary, and affiliate of Wells from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs, and expenses (including attorneys' fees and costs) of any kind, character, or nature whatsoever, whether known or unknown and whether fixed or contingent, that they may have or claim to have now or which may hereafter arise out of or be connected with any act of commission or omission by Wells, including, but not limited to, any and all claims or causes of action that were asserted or that could have been asserted in relation to the Lease and the Litigation.
(b)     Upon the Effective Date of this Agreement, except as set forth in Section 6 below, Wells, on behalf of itself and its parents, subsidiaries, and affiliates, hereby releases, acquits, and forever discharges World Electric and each and every past and present employee, representative, attorney, agent, insurer, parent, subsidiary, and affiliate of World Electric from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs, and expenses (including attorneys' fees and costs) of any kind, character, or nature whatsoever, whether known or unknown and whether fixed or contingent, that they may have or claim to have now or which may hereafter arise out of or be connected with any act of commission or omission by World Electric, including, but not limited to, any and all claims or causes of action that were asserted or that could have been asserted in relation to the Lease and the Litigation.
Section 6. Scope of Releases.
The Parties hereby acknowledge and agree that the releases granted in Section 5 are general releases of all claims that they have or might have, and they further expressly waive and assume the risk of any and all claims that exist as of the date of this Agreement, but of which they do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, which, if known, would materially affect their decision to enter into this Agreement. Provided, however, that Wells does not release World Electric from its obligations set forth in Paragraph 16 of the Lease and Special Stipulation VI of Exhibit E to the Lease, which survive the termination of the Lease.
Section 7. Authority.
Each Party to this Agreement hereby represents and warrants that:
(a)    the person executing this Agreement on a Party's behalf is duly authorized to bind the Party purporting to be bound thereby;
(b)    all corporate and partnership formalities and approvals required to authorize the entry into and performance of this Agreement have been or will be undertaken; and
(c)    the entry into and performance of this Agreement is not barred, prohibited, or impaired by any law, rule, regulation, contract, judgment, order, or decree by which that Party is bound.
Section 8. Non-Admission.
This Agreement is entered into solely for the purpose of settling and resolving disputes between the Parties. Nothing contained in this Agreement shall constitute or be construed to constitute an admission of the validity of any claim or allegation, asserted or unasserted.

Section 9. Assignment of Claims.
The Parties hereby expressly represent and warrant that they are the owner of all claims released by them herein and that they have not assigned or transferred or purported to have assigned or transferred voluntarily or by operation of law or otherwise any of the claims released by them herein or any portion thereof. Each Party further agrees that it will indemnify and hold harmless the other Party from any damages and costs and attorneys' fees incurred as a result of any and all claims so assigned or transferred.
Section 10. Entire Agreement and No Modifications.
This Agreement constitutes the entire understanding between the parties, and no other promises or representations induced the Parties to enter into this Agreement. This Agreement may not be amended, modified, or supplemented except by an instrument in writing signed by both Parties.
Section 11. Severability.
In the event that any part of this Agreement shall be found to be invalid or unenforceable for any reason, such finding shall not invalidate any other part of this Agreement, and the other parts of the Agreement shall be valid and enforceable to the fullest extent permitted by law.
Section 12. Additional Provisions.
(a)    This Agreement shall be governed by and construed according to the laws of the State of Georgia. The Parties agree that the state or federal courts located in Atlanta, Georgia, shall have personal jurisdiction over them and shall be the exclusive forum for the resolution of any controversy or dispute arising from or with respect to this Agreement.
(b)    The titles of the sections of this Agreement are for reference only and shall not be considered to be part of this Agreement for the purpose of its construction or interpretation.
(c)    This Agreement shall be binding upon and shall inure to the benefit of each of the Parties hereto, and each of their respective successors and assigns, provided, however, that no Party shall be relieved of any obligation under this Agreement by virtue of any assignment of its rights hereunder, except to the extent the obligations hereunder are actually performed by such assignee.
(d)    The Parties hereby acknowledge and agree that this Agreement is the product of arms'-length negotiations between the Parties, that they have read the terms of this Agreement, that they have been assisted by counsel of their choosing with respect to this Agreement, that they fully understand the terms of this Agreement, and that they have entered into this Agreement voluntarily and with full knowledge of the effects hereof.
(e)    In the interpretation and construction of this Agreement, no account shall be taken of which, among the Parties, is the originator or drafter of this Agreement, or any of its specific provisions.
(f)    Each Party to this Agreement shall be responsible for and bear its own attorneys' fees, expenses, and costs.
(g)    This Agreement may be executed in two or more identical counterparts, which, when delivered, shall constitute one in the same instrument and shall be enforceable as if all Parties had executed a single document.

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WHEREFORE, the Parties have caused this Agreement to be executed and delivered as of the date indicated above.

WORLD ELECTRIC SUPPLY INC. /s/ Paul Trudel (signature) BY: Paul Trudel ITS: General Counsel & Secretary

WELLS FUND XIV - 3675 KENNESAW 75 PARKWAY, LLC,
a Georgia limited liability company

By:     Wells Real Estate Fund XIV, L.P., a     Georgia Limited partnership, its sole member

By:     Wells Capital, Inc., a Georgia corporation, its general partner

By: /s/ Douglas P. Williams

Name: Douglas P. Williams

Title: Senior Vice President

/s/ Douglas P. Williams
Leo F. Wells, III, its general partner, by and

through Douglas P. Williams as attorney in fact

Douglas P. Williams
Senior Vice President

IN THE SUPERIOR COURT OF FULTON COUNTY STATE OF GEORGIA
WORLD ELECTRIC SUPPLY INC., Plaintiff & Counterclaim Defendant, v. WELLS FUND XIV - 3675 KENNESAW PARKWAY, LLC, Defendant & Counterclaim Plaintiff.	) ) ) ) ) ) ) ) )	CIVIL ACTION FILE NO. 2010CV194894

STIPULATION OF DISMISSAL WITH PREJUDICE

Pursuant to O.C.G.A. § 9-11-41(a)(1), Plaintiff/Counterclaim-Defendant World Electric Supply Inc. and Defendant/Counterclaim-Plaintiff Wells Fund XIV-3675 Kennesaw Parkway, LLC, by and through their undersigned counsel of record, hereby stipulate, that the above-styled action and all claims and counterclaims asserted therein are dismissed with prejudice. Each party shall bear its own costs and attorneys' fees in connection with this action.
Respectfully submitted, this ____ day of __________________, 2012.

TAYLOR ENGLISH DUMA LLP

____________________________________
John M. Gross
Georgia Bar No. 313520
Ramsey A. Knowles
Georgia Bar No. 426726

1600 Parkwood Circle, Suite 400
Atlanta, Georgia 30339
Phone: 678-336-7176
Main: 770.434.6868
Fax: 770.434.7376
Email: rknowles@taylorenglish.com

TROUTMAN SANDERS LLP

____________________________________
Jaime L. Theriot
Georgia Bar No. 497652

5200 Bank of America Plaza
600 Peachtree Street, N.E.
Atlanta, Georgia 30308‑2216
Phone: 404-885-3534
Fax: 404-962-6748
Email: jaime.theriot@troutmansanders.com

Attorney for Defendant/Counterclaim-Plaintiff Wells Fund XIV-3675 Kennesaw Parkway, LLC

Attorneys for Plaintiff/Counterclaim-Defendant World Electric Supply Inc.

Exhibit "A"